Execution Version

REAFFIRMATION AGREEMENT

This Reaffirmation Agreement (this “Agreement”), dated as of December 5, 2014, is made by PBF Energy Company LLC, a Delaware limited liability company (the “Reaffirming Party”) in favor of Wells Fargo Bank, National Association (“Wells”), as administrative agent (in such capacity, the “Administrative Agent”), Swingline Lender and L/C Issuer for the Secured Parties under the Credit Agreement referred to below.

WHEREAS, reference is made to the Revolving Credit Agreement dated as of May 14,
2014 (as may be further amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among PBF Logistics LP, a Delaware limited partnership (the “Borrower”), the lenders party thereto from time to time (the “Lenders”) and the Administrative Agent (capitalized terms used but not defined herein shall have the meaning assigned to such terms in the Credit Agreement);

WHEREAS, the Reaffirming Party is a party to that certain Amended and Restated Guaranty of Collection, dated as of September 30, 2014 (as may be amended, amended and restated, supplemented or otherwise modified from time to time, the “Guaranty of Collection”), among the Reaffirming Party, the Administrative Agent and Wells Fargo Bank, National Association, as administrative agent under the Term Loan Agreement;

WHEREAS, the Borrower, the Incremental Lenders (as defined in the Increase Agreement) and Wells, as Administrative Agent, Swingline Lender and L/C Issuer, have entered into that certain Increase Agreement, dated as of the date hereof (the “Increase Agreement”), pursuant to which the Incremental Lenders have agreed to provide Incremental Revolving Facility Commitments (as defined in the Increase Agreement) in the aggregate principal amount of U.S.
$50.0 million; and

WHEREAS, the Reaffirming Party expects to realize, or has realized, substantial direct and indirect benefits as a result of the Loans and Commitments made available to the Borrower under the Credit Agreement (including the Incremental Revolving Facility Commitments extended pursuant to the Increase Agreement);

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I Reaffirmation
SECTION 1.01. Reaffirmation. The Reaffirming Party hereby (a) acknowledges the existence, validity and enforceability of the Increase Agreement, (b) confirms and ratifies all of its obligations under the Guaranty of Collection, including its respective guarantees and other obligations, under and subject to the terms of the Guaranty of Collection, and (c) agrees that such guarantees and other obligations and the terms of the Guaranty of Collection are not impaired or adversely affected in any manner whatsoever and shall continue to be in full force and effect in accordance with their terms and, as applicable, shall guarantee all Obligations under the Credit Agreement, as modified pursuant to the Increase Agreement. The parties hereto acknowledge and agree that all references to the “Credit Agreement” (or words of similar import) in the Guaranty of Collection refer to the Credit Agreement as amended and supplemented by the Increase Agreement without impairing any such obligations or Liens in any respect.

ARTICLE II Miscellaneous
SECTION 2.01. Loan Document. This Agreement is a Loan Document executed pursuant to the Credit Agreement and shall be construed, administered and applied in accordance with the terms and provisions thereof.

SECTION 2.02. Effectiveness; Counterparts. This Agreement shall become effective on the date when copies hereof which, when taken together, bear the signatures of the Reaffirming Party set forth on the signature pages hereto shall have been received by the Administrative Agent (or its counsel). This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided herein. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

SECTION 2.03. No Novation. This Agreement shall not extinguish the obligations for the payment of money outstanding under the Credit Agreement or discharge or release the priority of any Lien on any Collateral securing any obligation under any Loan Document. Nothing herein shall be construed as a substitution or novation of the obligations and liabilities outstanding under the Credit Agreement or any Lien securing the same, and it is the intent of the parties hereto to confirm that all obligations of the Reaffirming Party under the Guaranty of Collection and the other Loan Documents to which it is a party shall continue in full force and effect.

SECTION 2.04. GOVERNING LAW; WAIVER OF JURY TRIAL. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE

MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION AND IN SECTION
10.15 OF THE CREDIT AGREEMENT.

[Signature pages follow]

IN WITNESS WHEREOF, the Reaffirming Party has caused this Agreement to be duly executed by its authorized officer as of the day and year first above written.

PBF ENERGY COMPANY LLC,
as a Reaffirming Party

By: /s/ Jeffrey Dill
Name:    Jeffrey Dill
Title:     Senior Vice President,
General Counsel and Secretary

Acknowledged and agreed:

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent

By: /s/ Andrew Ostrov
Name: Andrew Ostrov
Title: Director